 Exhibit 99.1

FOR IMMEDIATE RELEASE
August 9, 2019

Peter Poli
Chief Financial Officer 877-260-2010
peter.poli@trackgrp.com

Track Group Reports 3rd Quarter Fiscal 2019 Financial Results

Record Quarterly Revenue Up 17%, Operating Income Rebounds 187% to Historical High, and Adjusted EBITDA Up 67%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its third quarter ended June 30, 2019 (the “Q3 FY19”). In Q3 FY19, the Company posted (i) record revenue of $9.0M, an increase of 17% over the same period last year, (ii) record operating income of $0.6M compared to an operating loss of $0.7M for the quarter ended June 30, 2018 (“Q3 FY18”), (iii) adjusted EBITDA of $1.9M, up 67% compared to Q3 FY18, and (iv) a cash balance at June 30, 2019 of $6.9M, representing an increase of 26% over September 30, 2018 and up 21% compared to March 31, 2019 as well as the highest balance since September 2014.

“For our quarter ended June 30, 2019, I am proud that Track Group generated the highest ever quarterly revenue, gross profit, and operating income in the Company’s history,” said Derek Cassell, Track Group’s CEO. “I would like to thank our employees, customers and partners for all of their efforts in making this happen.”

FINANCIAL HIGHLIGHTS

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Quarterly revenue of $9.0M in Q3 FY19, up 17% over Q3 FY18 of $7.7M. Revenue for the 9 months ended June 30, 2019 (“9M FY19”) of $25.3M was up approximately 12% compared to revenue of $22.5M for the 9 months ended June 30, 2018 (“9M FY18”).

●
Quarterly gross profit of $4.8M in Q3 FY19, up 14% over Q3 FY18 of $4.2M. Gross Profit for 9M FY19 was $13.9 million, up 10% compared to Gross Profit of $12.7 million for 9M FY18.

●
Total operating expense for Q3 FY19 of $4.2M is down 16% versus Q3 FY18’s $4.9M of operating expenses. The drop in quarterly operating expense when combined with Q3 FY19 gross profit of $4.8M led to the highest quarterly operating income in the Company's history of $640K, which is a dramatic turnaround of 187% compared to the $738K operating loss for Q3 FY18. For 9M FY19, operating income was $306K compared to loss from operations of $1,779K for 9M FY18, representing an improvement of 117%.

●
Adjusted EBITDA in the Q3 FY19 finished at $1.9M, up 67% compared to $1.2M for Q3 FY18. Adjusted EBITDA for 9M FY19 of $5.3M, up approximately 32% vs $4.0M for 9M FY18.

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The cash balance of $6.9M at June 30, 2019 is up 26% compared to a balance of $5.4M at September 30, 2018 and up 21% over the March 31, 2019 cash balance of $5.7M and the highest level in nearly five years.

●
The Net loss attributable to common shareholders for Q3 FY19 was $0.1M compared to a net loss of $1.9M in Q3 FY18, an improvement of approximately 96%. The net loss attributable to shareholders for the 9M FY19 was $2.1 million compared to a net loss of $4.6 million in 9M FY18 representing an improvement of approximately 55%.

BUSINESS OUTLOOK

	Actual		Outlook
	FY 2017	FY 2018	FY 2019	FY 2020
Revenue:	$29.7M	$30.6M	$33-37M	$36-40M

Adjusted EBITDA Margin:	12.2%	19.2%	18-23%	21-26%

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	September 30, 2018
Assets	(unaudited)
Current assets:
Cash	$6,878,916	$5,446,557
Accounts receivable, net of allowance for doubtful accounts of $2,542,103 and $3,152,966, respectively	5,533,258	5,978,896
Note receivable, net of allowance for doubtful accounts of $234,733 at September 30, 2018	-	-
Prepaid expense and other	1,374,236	1,270,043
Inventory, net of reserves of $26,934, respectively	253,238	277,119
Total current assets	14,039,648	12,972,615
Property and equipment, net of accumulated depreciation of $2,235,720 and $1,999,222, respectively	741,641	745,475
Monitoring equipment, net of accumulated amortization of $6,215,061 and $5,325,654, respectively	2,619,670	3,162,542
Intangible assets, net of accumulated amortization of $13,608,444 and $12,016,512, respectively	22,283,352	23,253,054
Goodwill	8,123,550	8,076,759
Other assets	124,522	145,839
Total assets	$47,932,383	$48,356,284
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,424,626	$2,518,030
Accrued liabilities	12,209,866	10,333,103
Current portion of long-term debt	30,437,825	30,437,810
Total current liabilities	45,072,317	43,288,943
Long-term debt, net of current portion	3,399,644	3,428,975
Total liabilities	48,471,961	46,717,918
Commitments and contingencies	-	-
Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,401,650 shares outstanding, respectively	1,140	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,230,868	302,102,866
Accumulated deficit	(301,657,263)	(299,495,370)
Accumulated other comprehensive loss	(1,114,323)	(970,270)
Total equity (deficit)	(539,578)	1,638,366
Total liabilities and stockholders’ equity (deficit)	$47,932,383	$48,356,284

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Revenue:
Monitoring and other related services	$7,904,015	$7,549,779	23,841,746	$22,062,789
Product sales and other	1,051,449	129,196	1,416,495	423,056
Total revenue	8,955,464	7,678,975	25,258,241	22,485,845
Cost of revenue:
Monitoring, products and other related services	3,661,470	3,039,755	9,827,373	8,409,604
Depreciation and amortization	500,704	432,952	1,512,583	1,377,760
Total cost of revenue	4,162,174	3,472,707	11,339,956	9,787,364

Gross profit	4,793,290	4,206,268	13,918,285	12,698,481

Operating expense:
General & administrative	2,725,991	3,703,869	9,464,332	10,856,950
Selling & marketing	556,122	466,048	1,637,026	1,394,778
Research & development	350,532	254,060	954,276	600,814
Depreciation & amortization	521,013	520,639	1,556,378	1,624,916
Total operating expense	4,153,658	4,944,616	13,612,012	14,477,458

Income (loss) from operations	639,632	(738,348)	306,273	(1,778,977)

Other income (expense):
Interest expense, net	(597,623)	(594,452)	(1,783,210)	(2,074,245)
Currency exchange rate gain(loss)	201,972	(166,586)	(134,795)	(442,706)
Other income, net	-	3,733	143	21,199
Total other income (expense)	(395,651)	(757,305)	(1,917,862)	(2,495,752)
Loss before income taxes	243,981	(1,495,653)	(1,611,589)	(4,274,729)
Income tax expense	313,328	360,807	457,335	360,807
Net loss attributable to common shareholders	(69,347)	(1,856,460)	(2,068,924)	(4,635,536)
Foreign currency translation adjustments	15,255	(861,637)	(144,053)	(431,186)
Comprehensive loss	$(54,092)	$(2,718,097)	$(2,212,977)	$(5,066,722)
Net loss per common share, basic and diluted	$(0.01)	$(0.17)	$(0.18)	$(0.44)
Weighted average common shares outstanding, basic and diluted	11,251,650	10,885,444	11,200,551	10,608,127

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	$(69)	$(1,857)	$(2,069)	$(4,636)
Interest expense, net	597	594	1,783	2,074
Depreciation and amortization	1,022	953	3,069	3,003
Income taxes (1)	313	361	457	361
Board compensation and stock-based compensation	95	356	353	1,701
Foreign exchange expense	(202)	167	135	443
Other charges, net (2)	185	589	1,549	1,045
Non GAAP Adjusted EBITDA	$1,941	$1,163	$5,277	$3,991
Non GAAP Adjusted EBITDA, percent of revenue	21.7%	15.1%	20.9%	17.7%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Non-GAAP EPS (in $000’s, except share data)
Net loss attributable to common shareholders	$(69)	$(1,857)	$(2,069)	$(4,636)
Interest expense, net	597	594	1,783	2,074
Depreciation and amortization	1,022	953	3,069	3,003
Income taxes (1)	313	361	457	361
Board compensation and stock-based compensation	95	356	353	1701
Foreign exchange expense	(202)	167	135	443
Other charges, net (2)	185	589	1,549	1,045
Non GAAP net income to common shareholders	$1,941	$1,163	$5,277	$3,991
Weighted average common shares outstanding	11,251,650	10,885,444	11,200,551	10,608,127
Non-GAAP earnings per share	$0.17	$0.11	$0.47	$0.38

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)
Other charges may include gains or losses and non-recurring accrual adjustments.